Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen New Jersey Dividend Advantage Municipal Fund
811-09455


An additional preferred class of the registrants securities have been registered and have become effective on March 18, 2011, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing, March 22, 2011, accession number 0001193125-11-
073582, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.